Exhibit 10.12

EXECUTION

GUARANTY

GUARANTY, dated as of June 28, 2017 (as amended, restated, supplemented, or otherwise modified from time to time, this “Guaranty”), made by Granite Mortgage Trust Inc., a Maryland Corporation (the “Guarantor”), in favor of UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (the “Buyer”).

RECITALS

Pursuant to the Master Repurchase Agreement, dated as of November 4, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Repurchase Agreement”), among TH Commercial UBS LLC (the “Seller”) and the Buyer, the Buyer has agreed from time to time to enter into transactions with Seller upon the terms and subject to the conditions set forth therein.  It is a condition precedent to the obligation of the Buyer to enter into Transactions with the Seller under the Repurchase Agreement, that the Guarantor shall have executed and delivered this Guaranty to the Buyer.

Now, therefore, in consideration of the premises and to induce the Buyer to enter into the Repurchase Agreement and engage in Transactions with the Seller, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees to guarantee the Seller’s obligations under the Repurchase Agreement, as may be amended from time to time.

1.                                      Defined Terms.

(a)                                 Unless otherwise defined herein, terms defined in the Repurchase Agreement and used herein shall have the meanings given to them in the Repurchase Agreement.

(b)                                 For purposes of this Guaranty, “Obligations” shall mean all obligations and liabilities of the Seller to the Buyer, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, or whether for payment or for performance (including, without limitation, Price Differential accruing after the Repurchase Date for the Transactions and Price Differential accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Seller, whether or not a claim for post filing or post petition interest is allowed in such proceeding), which may arise under, or out of or in connection with the Repurchase Agreement, this Guaranty and any other Program Documents and any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Buyer that are required to be paid by the Seller pursuant to the terms of such documents), all “claims” (as defined in Section 101 of the Bankruptcy Code) of the Buyer against the Seller, or otherwise.

(c)                                  “REIT” shall mean a real estate investment trust, as defined in Section 856 of the Code.

(d)                                 “REIT Distribution Requirement” shall mean for any taxable year, an amount of dividends sufficient to meet the requirements of Section 857(a) of the Code.

(e)                                  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision of this Guaranty, and section and paragraph references are to this Guaranty unless otherwise specified.

(f)                                   The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

2.                                      Guarantee.  (a) Guarantor hereby, unconditionally and irrevocably, guarantees to the Buyer and its successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Seller when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

(b)                                 Guarantor further agrees to pay any and all reasonable out-of-pocket expenses (including, without limitation, all fees and disbursements of external counsel) which are incurred by the Buyer in enforcing, or obtaining advice of external counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, the Guarantor under this Guaranty.  This Guaranty shall remain in full force and effect until the later of (i) the termination of the Repurchase Agreement or (ii) the Obligations are paid in full, notwithstanding that from time to time prior thereto the Seller may be free from any Obligations.

(c)                                  No payment or payments made by the Seller, the Guarantor, any other guarantor or any other Person or received or collected by the Buyer from the Seller, the Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder which shall, notwithstanding any such payment or payments other than payments made by the Guarantor in respect of the Obligations or payments received or collected from the Guarantor in respect of the Obligations, remain liable for the Obligations until the Obligations are paid in full and the Repurchase Agreement is terminated subject to the provisions of Section 9 hereof.

(d)                                 Guarantor agrees that whenever, at any time, or from time to time, the Guarantor shall make any payment to the Buyer on account of the Guarantor’s liability hereunder, the Guarantor will notify the Buyer in writing that such payment is made under this Guaranty for such purpose.

3.                                      Right of Set-off.  Upon the occurrence of any Event of Default, the Guarantor hereby irrevocably authorizes the Buyer at any time and from time to time without notice to the Guarantor, any such notice being expressly waived by the Guarantor, to set-off and appropriate and apply any and all monies and other property of the Guarantor, deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Buyer or any affiliate thereof to or for the credit or the account of the Guarantor, or any part thereof in such amounts as the Buyer may elect, against and on account of the Obligations and liabilities of the Guarantor to the Buyer hereunder and claims of every nature and description of the Buyer against the Guarantor, in any currency, whether arising hereunder, under the Repurchase Agreement, or otherwise, as the Buyer may elect, whether or not the Buyer has made any demand for payment and although such Obligations and liabilities and claims may be contingent or unmatured. The Buyer shall notify the Guarantor promptly of any such set-off and the application made by the Buyer, provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of the Buyer under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Buyer may have.

4.                                      No Subrogation.  Notwithstanding any payment or payments made by the Guarantor hereunder or any set-off or application of funds of the Guarantor by the Buyer, the Guarantor shall not be entitled to be subrogated to any of the rights of the Buyer against the Seller or any other guarantor or any collateral security or guarantee or right of offset held by the Buyer for the payment of the Obligations, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from the Seller or any other guarantor in respect of payments made by the Guarantor hereunder, until all amounts owing to the Buyer by the Seller on account of the Obligations are paid in full and the Repurchase Agreement is terminated. The Guarantor hereby subordinates all of its subrogation rights against Seller to the full payment of Obligations due Buyer under the Repurchase Agreement for a period of ninety-one (91) days following the final payment of the last of all of the Obligations under the Program Documents.  If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Guarantor in trust for the Buyer, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Buyer in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Buyer, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Buyer may determine.

5.                                      Amendments, Etc. with Respect to the Obligations; Waiver of Rights.  Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor and without notice to or further assent by the Guarantor, any demand for payment of any of the Obligations made by the Buyer may be rescinded by the Buyer and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Buyer, and the Repurchase Agreement, and the other Program Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Buyer may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Buyer for the payment of the Obligations may be sold, exchanged, waived, surrendered or released.  The Buyer shall not have any obligation to protect, secure, perfect or insure any lien at any time held by it as security for the Obligations or for this Guaranty or any property subject thereto.  When making any demand hereunder against the Guarantor, the Buyer may, but shall be under no obligation to, make a similar demand on the Seller or any other guarantor, and any failure by the Buyer to make any such demand or to collect any payments from the Seller or any such other guarantor or any release of the Seller or such other guarantor shall not relieve the Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Buyer against the Guarantor.  For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

6.                                      Guaranty Absolute and Unconditional.

(a)                                 Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Buyer upon this Guaranty or acceptance of this Guaranty, the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty; and all dealings between the Seller and the Guarantor, on the one hand, and the Buyer, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty.

(b)                                 Guarantor hereby expressly waives all set-offs and counterclaims and all diligence, presentments, demands for payment, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, notices of sale, notice of default or nonpayment to or upon the Seller or the Guarantor, surrender or other handling or disposition of assets subject to the Repurchase Agreement, any requirement that Buyer exhaust any right, power or remedy or take any action against the Seller or against any assets subject to the Repurchase Agreement, and other formalities of any kind.

(c)                                  Guarantor understands and agrees that this Guaranty shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (i) the validity, regularity or enforceability of the Repurchase Agreement, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Buyer, (ii) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Seller against the Buyer, or (iii) any other circumstance whatsoever (with or without notice to or knowledge of the Seller or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Seller from the Obligations, or of the Guarantor from this Guaranty, in bankruptcy or in any other instance.

(d)                                 When pursuing its rights and remedies hereunder against the Guarantor, the Buyer may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Seller or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Buyer to pursue such other rights or remedies or to collect any payments from the Seller or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Seller or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Buyer against the Guarantor.

(e)                                  This Guaranty shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Buyer, and its successors, indorsees, transferees and assigns, until all the Obligations and the obligations of the Guarantor under this Guaranty shall have been satisfied by payment in full and the Repurchase Agreement shall be terminated, notwithstanding that from time to time prior thereto the Seller may be free from any Obligations.

(f)                                   Guarantor waives, to the fullest extent permitted by applicable law, all defenses of surety to which it may be entitled by statute or otherwise.

7.                                      Representations and Warranties.  Guarantor represents and warrants as of the date of this Guaranty and on each date while the Program Documents are in full force and effect that:

(a)                                 Organization, Etc.  Guarantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Guarantor (a) has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect; (b) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where failure to so qualify would not be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect; and (c) has full power and authority to execute, deliver and perform its obligations under this Guaranty and the other Program Documents to which it is a party.

(b)                                 Authorization, Compliance, Approvals.  The execution and delivery of, and the performance by Guarantor of its obligations under, this Guaranty and the other Program Documents to which it is a party (a) are within Guarantor’s powers, (b) have been duly authorized by all requisite action, (c) do not violate any material provision of applicable law, rule or regulation, or any order, writ, injunction or decree of any court or other Governmental Authority, or its organizational documents, (d) do not violate any material indenture, agreement, document or instrument to which Guarantor or any of its Subsidiaries is a party, or by which any of them or any of their properties, any of the Repurchase Assets is bound or to which any of them is subject and (e) are not in conflict with, do not result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or except as may be provided by any Program Document, result in the creation or imposition of any Lien (except for any Liens created pursuant to the Program Documents) upon any of the property or assets of Guarantor or any of its Subsidiaries pursuant to, any such indenture, agreement, document or instrument.  Guarantor is not required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any Governmental Authority in connection with or as a condition to the consummation of the Transactions contemplated herein and the execution, delivery or performance of this Guaranty and the other Program Documents to which it is a party.

(c)                                  Litigation.  There are no actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are pending or, to the best of Guarantor’s knowledge, threatened) or other legal or arbitrable proceedings affecting Guarantor or any of its Subsidiaries or affecting any of the Repurchase Assets or any of the other properties of Guarantor before any Governmental Authority which (i) questions or challenges the validity or enforceability of the Program Documents or any material action to be taken in connection with the transactions contemplated hereby, (ii) makes a non-frivolous claim or claims in an aggregate amount greater than the Litigation Threshold, (iii) individually or in the aggregate, if adversely determined, would be reasonably likely to have a Material Adverse Effect, or (iv) requires filing by Guarantor with the SEC in accordance with its regulations.

(d)                                 Enforceability.  This Guaranty and all of the other Program Documents executed and delivered by Guarantor in connection herewith are legal, valid and binding obligations of Guarantor and are enforceable against Guarantor in accordance with their terms except as such enforceability may be limited by (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar Requirement of Law affecting creditors’ rights generally and (ii) general principles of equity.

(e)                                  Ability to Perform.  Guarantor does not believe, nor does Guarantor have any reason or cause to believe, that it cannot perform each and every covenant contained in this Guaranty and the other Program Documents to which it is a party on its part to be performed.

(f)                                   Accurate and Complete Disclosure.  The information, reports, Financial Statements, exhibits and schedules furnished in writing by or on behalf of Guarantor to Buyer in connection with the negotiation, preparation or delivery of this Guaranty, the Repurchase Agreement or performance hereof and the other Program Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.  All written information furnished after the date hereof by or on behalf of Guarantor to Buyer in connection with this Guaranty, the Repurchase Agreement and the other Program Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified.  There is no fact known to Guarantor after due inquiry, that could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Program Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to Buyer for use in connection with the transactions contemplated hereby or thereby.

(g)                                  Investment Company.  Guarantor is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(h)                                 Solvency.  Guarantor is not contemplating the commencement of an insolvency, bankruptcy, liquidation, or consolidation proceeding or the appointment of a receiver, liquidator, conservator, trustee, or similar official in respect of itself or any of its property.

(i)                                     ERISA.  From the fifth (5th) fiscal year preceding the current year through the termination of this Guaranty (the “Reporting Period”), with respect to any pension or benefit plan maintained by Guarantor or any ERISA Affiliate, or to which Guarantor or any ERISA Affiliate contributes or has contributed (each, a “Plan”), the benefits under which Plan are guaranteed, in whole or in part, by the PBGC (i) Guarantor and each ERISA Affiliate has funded and will continue to fund each Plan as required by the provisions of Section 412 of the Code; (ii) Guarantor and each ERISA Affiliate has caused and will continue to cause each Plan to pay all benefits when due; (iii) neither Guarantor nor any ERISA Affiliate has been or is obligated to contribute to any multiemployer plan as defined in Section 3(37) of ERISA; (iv) Guarantor (on behalf of ERISA Affiliate, if applicable) will provide to Buyer (A) no later than the date of submission to the PBGC, a copy of any notice of a Plan’s termination (B) no later than the date of submission to the Department of Labor or to the Internal Revenue Service, as the case may be, a copy of any request for waiver from the funding standards or extension of the amortization periods required by Section 412 of the Code and (C) notice of any Reportable Event as such term is defined in ERISA (and has, prior to the date of this Guaranty, provided to Buyer a copy of any document described in clauses (iv)(A), (B) or (C) relating to any date in the Reporting Period prior to the date of this Guaranty); and (v) Guarantor and each ERISA Affiliate will subscribe from the date of this Guaranty to the termination of this Guaranty to any contingent liability insurance provided by the PBGC to protect against employer liability upon termination of a guaranteed pension plan, if available to Guarantor or ERISA Affiliate, as applicable.

(j)                                    Taxes.

(i)                                     Guarantor has timely filed all income, franchise and other material Tax returns that are required to be filed by it and has timely paid all Taxes due and payable by Guarantor or imposed with respect to any of its property and all other material fees and other charges imposed on it or any of its property by any Governmental Authority, except for any such Taxes the amount or validity of which is currently being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided in accordance with GAAP.

(ii)                                  There are no Liens for Taxes with respect to any assets of Guarantor, and no claim is being asserted with respect to Taxes of Guarantor, except for statutory Liens for Taxes not yet due and payable or for Taxes the amount or validity of which is currently being contested in good faith by appropriate proceedings diligently conducted and, in each case, with respect to which adequate reserves have been provided in accordance with GAAP.

(iii)                               Guarantor is and has always been treated as a real estate investment trust for U.S. federal income tax purposes and Seller will be treated as a disregarded entity for tax purposes or as a corporation that will be a qualified REIT subsidiary of Guarantor.

(k)                                 No Reliance.  Guarantor has made its own independent decisions to enter into this Guaranty and the other Program Documents to which it is a party based upon its own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed necessary. Guarantor is not relying upon any advice from Buyer as to any aspect of the Transactions, including without limitation, the legal, accounting or tax treatment of such Transactions.

(l)                                     Plan Assets.  Guarantor is not an “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to Title I of ERISA, or a “plan” described in Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code, and the Purchased Assets are not “plan assets” within the meaning of 29 CFR §2510.3-101, as modified by Section 3(42) of ERISA, in Guarantor’s hands and transactions by or with Guarantor are not subject to any state or local statute regulating investments of, or fiduciary obligations with respect to, governmental plans within the meaning of Section 3(32) of ERISA.

(m)                             Real Estate Investment Trust.  Guarantor has not engaged in any material “prohibited transactions” as defined in Section 857(b)(6)(B)(iii) and (C) of the Code. Guarantor for its current “tax year” (as defined in the Code) is entitled to a dividends paid deduction under the requirements of Section 857 of the Code with respect to any dividends paid by it with respect to each such year for which it claims a deduction in its Form 1120 REIT filed with the United States Internal Revenue Service for such year.

(n)                                 Anti-Money Laundering Laws.  Guarantor has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the “Anti-Money Laundering Laws”); Guarantor has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws.

(o)                                 No Prohibited Persons. Neither Guarantor nor any of its Subsidiaries, officers, directors, partners or members, is an entity or person (or to Guarantor’s knowledge, owned or controlled by an entity or person):  (i) that is listed in the Annex to, or is otherwise subject to the provisions of Executive Order 13224 issued on September 24, 2001 (“EO13224”); (ii) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf); (iii) who commits, threatens to commit or supports “terrorism”, as that term is defined in EO13224; or (iv) who is otherwise affiliated with any entity or person listed above (any and all parties or persons described in clauses (i) through (iv) above are herein referred to as a “Prohibited Person”).  Neither Guarantor nor any of its Affiliates, officers, directors, partners or members or, to the knowledge of any such entity or any of its officers, directors, partners or members is currently subject to any economic sanctions administered or imposed by OFAC, the United Nations Security Council, the European Union or other relevant sanctions authority, and neither Guarantor nor any of its respective Affiliates will directly or indirectly use the proceeds of any Transactions contemplated hereunder, or lend, contribute or otherwise make available such proceeds to or for the benefit of any person or entity for the purpose of financing or supporting the activities of any person or entity currently subject to any such sanctions by such authorities.

(p)                                 Financial Condition.  As of the date hereof and quarterly pursuant to Section 3 of the Pricing Letter, Guarantor is and will be in compliance with the financial covenants set forth in Section 3 of the Pricing Letter.

8.                                      Covenants.  On and as of the date of this Guaranty and at all times until this Guaranty is no longer in force, Guarantor covenants as follows:

(a)                                 Preservation of Existence; Compliance with Law.  Guarantor shall (i) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises necessary for the operation of its business; (ii) comply with any applicable Requirement of Law, rules, regulations and orders, whether now in effect or hereafter enacted or promulgated by any applicable Governmental Authority (including, without limitation, all Environmental Laws); (iii) maintain all licenses, permits or other approvals necessary for Guarantor to conduct its business and to perform its obligations under this Guaranty and the other Program Documents to which it is a party, and shall conduct its business in accordance with any applicable Requirement of Law; and (iv) keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied.

(b)                                 Taxes.  Guarantor shall timely file all income, franchise and other material Tax returns that are required to be filed by Guarantor and shall timely pay all Taxes due and payable by Guarantor or imposed with respect to any of its property and all other material fees and other charges imposed on Guarantor or any of its property by any Governmental Authority, except for any such Taxes the amount or validity of which is currently being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided in accordance with GAAP.

(c)                                  True and Correct Information.  All information, reports, exhibits, schedules, Financial Statements or certificates of Guarantor or any of its Affiliates thereof or any of its officers furnished to Buyer hereunder or under the Repurchase Agreement and during Buyer’s diligence of Guarantor will be true and complete and will not omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading.  All required Financial Statements, information and reports delivered by Guarantor to Buyer pursuant to this Guaranty and the Repurchase Agreement shall be prepared in accordance with GAAP, or as applicable to SEC filings, the appropriate SEC accounting requirements.

(d)                                 ERISA Events.  Guarantor shall not and shall not permit any ERISA Affiliate to sponsor or maintain any Plan subject to Title IV of ERISA or Section 412 of the Code or otherwise incur any liability, contingent or otherwise, with respect to any Plan, and Guarantor shall not be in violation of Section 7(l) hereof.

(e)                                  Financial Condition Covenants.  The Guarantor shall comply with the financial covenants set forth in Section 3 of the Pricing Letter.

(f)                                   Illegal Activities.  Guarantor shall not engage in any conduct or activity that could subject its assets to forfeiture or seizure.

(g)                                  Material Change in Business.  Guarantor shall not cease to be in the Commercial Mortgage Loan origination and lending business.

(h)                                 Limitation on Dividends and Distributions.  Following an Event of Default or Mandatory Repurchase Event under the Repurchase Agreement, Guarantor shall not make any payment on account of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any equity interest of Guarantor, whether now or hereafter outstanding, or make any other distribution or dividend in respect of any of the foregoing or to any shareholder or equity owner of Guarantor, either directly or indirectly, whether in cash or property or in obligations of Guarantor or any of Guarantor’s consolidated Subsidiaries; provided that Guarantor shall be permitted to pay such dividends solely in order to meet its REIT Distribution Requirement.

(i)                                     Transactions with Affiliates.  Guarantor shall not enter into any transaction, including, without limitation, the purchase, sale, lease or exchange of property or assets or the rendering or accepting of any service, with any Affiliate, unless such transaction is (i) not otherwise prohibited in this Guaranty, (ii) in the ordinary course of Guarantor’s business, and (iii) upon fair and reasonable terms no less favorable to Guarantor, as the case may be, than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate.

(j)                                    Organization.  Guarantor shall not (i) cause or permit any change to be made in its name, organizational identification number, identity or corporate structure or (ii) change its jurisdiction of organization, unless it shall have provided Buyer thirty (30) days’ prior written notice of such change and shall have first taken all action required by Buyer for the purpose of perfecting or protecting the lien and security interest of Buyer established hereunder.

(k)                                 Confidentiality.  Guarantor shall comply with all applicable local, state and federal laws, including, without limitation, all privacy and data protection law, rules and regulations that are applicable to the Purchased Assets and/or any applicable terms of this Guaranty (the “Confidential Information”).  Guarantor understands that the Confidential Information may contain “nonpublic personal information”, as that term is defined in Section 509(4) of the Gramm-Leach-Bliley Act (the “GLB Act”), and Guarantor agrees to maintain such nonpublic personal information that it receives hereunder in accordance with the GLB Act and other applicable federal and state privacy laws.  Guarantor shall implement such physical and other security measures as shall be necessary to (a) ensure the security and confidentiality of the “nonpublic personal information” of the “customers” and “consumers” (as those terms are defined in the GLB Act) of Buyer or any Affiliate of Buyer which Buyer holds (b) protect against any threats or hazards to the security and integrity of such nonpublic personal information, and (c) protect against any unauthorized access to or use of such nonpublic personal information.  Guarantor shall, at a minimum establish and maintain such data security program as is necessary to meet the objectives of the Interagency Guidelines Establishing Standards for Safeguarding Customer Information as set forth in the Code of Federal Regulations at 12 C.F.R. Parts 30, 208, 211, 225, 263, 308, 364, 568 and 570.  Upon request, Guarantor will provide evidence reasonably satisfactory to allow Buyer to confirm that Guarantor has satisfied its obligations as required under this Section.  Without limitation, this may include Buyer’s review of audits, summaries of test results, and other equivalent evaluations of Guarantor.  Guarantor shall notify Buyer immediately following discovery of any breach or compromise of the security, confidentiality, or integrity of nonpublic personal information of the customers and consumers of Buyer or any Affiliate of Buyer provided directly to Guarantor by Buyer or such Affiliate.  Guarantor shall provide such notice to Buyer by personal delivery, by facsimile with confirmation of receipt, or by overnight courier with confirmation of receipt to the applicable requesting individual.

(l)                                     Sharing of Information.  Without limiting the other rights of Buyer under this Guaranty, following the occurrence and continuation of an Event of Default, Guarantor hereby allows and consents to Buyer, subject to applicable law, exchanging information related to Guarantor, its credit, its mortgage loan originations and the Transactions hereunder with third party lenders and facility providers (collectively, “Third Party Participants”), and Guarantor shall permit each Third Party Participant to share such similar information with Buyer.

(m)                             Financial Reporting.  Guarantor shall furnish to Buyer, with a certification by the president or chief financial officer of the Guarantor (the following in clauses (i) and (ii) hereinafter referred to as the “Financial Statements”):

(i)                                     Within ninety (90) days after the close of each fiscal year, audited consolidated balance sheets and the related consolidated statements of income and retained earnings and of cash flows as at the end of such year for Guarantor for the fiscal year, setting forth in each case in comparative form the figures for the previous year, with an unqualified opinion thereon of an Approved CPA; provided, however, Guarantor shall not be required to deliver Financial Statements pursuant to this subsection (i) to the extent Guarantor has filed quarterly or annual reports with the Securities Exchange Commission;

(ii)                                  Within sixty (60) days after the end of each of the first three fiscal quarters of Guarantor’s fiscal year, the consolidated balance sheets and the related consolidated statements of income and retained earnings and of cash flows for Guarantor for such quarterly period(s), of Guarantor; provided, however, Guarantor shall not be required to deliver Financial Statements pursuant to this subsection (ii) to the extent Guarantor has filed quarterly or annual reports with the Securities Exchange Commission;

(iii)                               Simultaneously with the furnishing of each of the Financial Statements to be delivered pursuant to subsection (i)-(ii) above, a certificate in the form of Exhibit A to the Pricing Letter and certified by the president or chief financial officer of Guarantor.

9.                                      Reinstatement.  The Obligations of the Guarantor under this Guaranty, and this Guaranty, shall continue to be effective, or be reinstated, as the case may be, and be continued in full force and effect, if at any time any payment, or any part thereof, of any of the Obligations is rescinded, invalidated, declared fraudulent or preferentially set aside or must otherwise be restored, returned or repaid by the Buyer upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Seller or the Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Seller or the Guarantor or any substantial part of its or their property, or for any other reason, all as though such payments had not been made.

10.                               Payments.   Guarantor hereby guarantees that payments hereunder will be paid to the Buyer without set-off or counterclaim in U.S. Dollars.

11.                               Event of Default.  If an Event of Default under the Repurchase Agreement shall have occurred and be continuing, the Guarantor agrees that, as between the Guarantor and Buyer, the Obligations may be declared to be due for purposes of this Guaranty notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any such declaration as against a Seller and that, in the event of any such declaration (or attempted declaration), such Obligations shall forthwith become due by the Guarantor for purposes of this Guaranty.

12.                               Waiver of Rights.   Guarantor hereby waives: (i) notice of or proof of reliance by the Buyer upon this Guaranty or acceptance of this Guaranty, and the Obligations shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty, and all dealings between the Seller and the Guarantor, on the one hand, and the Buyer, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty; (ii) diligence, presentment, protest, all demands whatsoever, and notice of default or nonpayment with respect to the Obligations; (iii) the filing of claims with any court in case of the insolvency, reorganization or bankruptcy of the Seller; and (iv) any fact, event or circumstance that might otherwise constitute a legal or equitable defense to or discharge of the Guarantor, including (but without typifying or limiting this waiver), failure by the Buyer to perfect a security interest in any collateral securing performance of any Obligation or to realize the value of any collateral or other assets which may be available to satisfy any Obligation and any delay by the Buyer in exercising any of its rights hereunder or against the Seller.

13.                               Notices.  All notices, requests and other communications provided for herein (including without limitation any modifications of, or waivers, requests or consents under, this Guaranty) shall be given or made in writing (including without limitation by electronic transmission) delivered to the intended recipient at the “Address for Notices” specified below its name on the signature pages of the Repurchase Agreement, or, with respect to Guarantor, at the “Address for Notices” specified below its name on the signature page hereof); or, as to any party, at such other address as shall be designated by such party in a written notice to each other party.  All such communications shall be deemed to have been duly given when transmitted electronically or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

14.                               Severability.  Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

15.                               Integration.  This Guaranty represents the agreement of the Guarantor with respect to the subject matter hereof and thereof and there are no promises or representations by the Buyer relative to the subject matter hereof or thereof not reflected herein or therein.

16.                               Amendments in Writing; No Waiver; Cumulative Remedies.  (a) None of the terms or provisions of this Guaranty may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Guarantor and the Buyer, provided that any provision of this Guaranty may be waived by the Buyer.

(b)                                 The Buyer shall not by any act (except by a written instrument pursuant to Section 14(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof.  No failure to exercise, nor any delay in exercising, on the part of the Buyer, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Buyer of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Buyer would otherwise have on any future occasion.

(c)                                  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

17.                               Section Headings.  The section headings used in this Guaranty are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

18.                               Successors and Assigns.  This Guaranty shall be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of the Buyer and its successors and assigns.  This Guaranty may not be assigned by the Guarantor without the express written consent of the Buyer.

19.                               Governing Law.  This Guaranty shall be governed by the internal laws of the State of New York without giving effect to the conflict of law principles thereof.

20.                               SUBMISSION TO JURISDICTION; WAIVERS.  THE GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(A)                               SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTY AND THE OTHER PROGRAM DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(B)                               CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(C)                               AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID,

TO ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH THE BUYER SHALL HAVE BEEN NOTIFIED; AND

(D)                               AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

21.                               WAIVER OF JURY TRIAL.  THE GUARANTOR AND THE BUYER EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, ANY OTHER PROGRAM DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

22.                               Intent.  This Guaranty is intended to constitute a guaranty, security agreement or other arrangement or other credit enhancement related to the Repurchase Agreement and Transactions thereunder as defined under Sections 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be duly executed and delivered by its duly authorized officer as of the date first above written.

GRANITE MORTGAGE TRUST INC., a Maryland corporation, as Guarantor

By:	/s/ Rebecca Sandberg
Name: Rebecca Sandberg
Title: General Counsel and Secretary

Address for Notices:

Granite Point Mortgage Trust Inc.
590 Madison Avenue, 36th Floor
New York, NY 10022
Attention: General Counsel

Signature Page to the Guaranty